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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Registration Statement File No. 333-56173 on Form S-2 and to the incorporation by reference in this Registration Statement of our report dated November 9, 1995 included in Allied Digital Technologies Corp's. Form 10-K filing for the year ended July 31, 1995 and to all references to our Firm included in this Registration Statement, including under the caption 'Experts.'

                                          ARTHUR ANDERSEN LLP

Detroit, Michigan
July 23, 1998